SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

7322 Manatee Avenue West, #299

Bradenton, Florida 34209

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated March 11, 2011 entitled-"Silver Falcon Mining, Inc. (SFMI) Secures $7.2 Million Funding Commitment from Centurion Private Equity, LLC, an Affiliate of Institutional Investor Roswell Capital Partners"

The press release is in its entirety below:

Silver Falcon Mining, Inc. (SFMI) Secures $7.2 Million Funding Commitment from Centurion Private Equity, LLC, an Affiliate of Institutional Investor Roswell Capital Partners

BRADENTON, FL--(March 11, 2011) -  Silver Falcon Mining, Inc (OTCBB: SFMI) today announces the signing of a $7,200,000US "Equity Line of Credit" funding facility with Centurion Private Equity, LLC ("Centurion"), an affiliate of Roswell Capital Partners.

Centurion has committed to purchase for cash consideration, subject to certain conditions and limitations, up to an aggregate of $7,200,000US of Silver Falcon's common stock, SFMI. Under the "Equity Line of Credit," Silver Falcon Mining, Inc. may, at its discretion, periodically sell to Centurion shares of Silver Falcon's common stock at a price equal to 97% of the market price of Silver Falcon's common stock based on its last 15-day average closing price.

Mr. Tom Ridenour, Silver Falcon's Chief Financial Officer, stated: "I am very pleased with this agreement. The funding facility from Centurion is exercisable at our discretion, which gives us flexibility. At no time does this agreement have an endless floor or is deemed a 'TOXIC' financial facility to SFMI. This credit facility will fund the confirmation phase of our business plan and other expansions going forward at the War Eagle Mountain mine sites."

Mr. Paul Gorski, Senior Investment Officer at Roswell, added: "We are very excited to be working with Silver Falcon and look forward to providing them with the necessary capital and support to achieve their full potential in the coming years."

Roswell Capital Partners, LLC is a fund management company focused on private equity investments in small-cap publicly traded securities. Since 1994, its members have served in the Private Equity Markets as the Principal or Investment Banker for over 125 public companies.

Silver Falcon Mining, Inc. (OTCBB: SFMI) is a developer and explorer of mineral resource properties, primarily in Owyhee County, Idaho, USA, with the objective of being a profitable, low-cost, precious metal producer and creating significant growth in shareholder value.

Further Information: contact Rich Kaiser, Investor Relations, 800-631-8127 and/or visit http://www.silverfalconmining.com.

Silver Falcon Mining, Inc. cautions that the statements made in this press release constitute forward looking statements, and not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: March 11, 2010	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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